Exhibit 5a



                                       March 17, 1997





 Atlantic City Electric Company
 6801 Black Horse Pike
 Egg Harbor Township, New Jersey  08234

 Dear Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-3 (the "Registration Statement") of Atlantic City Electric Company (the "Company") filed under the Securities Act of 1933, relating to the issuance and sale of not in excess of $150,000,000 aggregate principal amount of Debt Securities, under the Mortgage and Deed of Trust to Irving Trust Company (now The Bank of New York), as Trustee, dated January 15, 1937, as supplemented and amended (said Mortgage and Deed of Trust, as supplemented and amended and to be supplemented and amended being hereinafter called the "Mortgage"), and/or under an Indenture to be entered into between the Company and The Bank of New York, as Trustee (the "Indenture"), I wish to advise you as follows and I consent that this opinion may be filed as an exhibit to said Registration Statement.

         I am of the opinion that the Company is a corporation duly organized and existing under the laws of the State of New
 Jersey and is duly qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania.

         I am further of the opinion that, when Debt
 Securities have been issued and sold and the purchase price thereof has been paid in accordance with the transactions proposed in the Registration Statement, as the same may be amended, and when the steps mentioned in the next paragraph have been taken, such Debt Securities will be valid and legally binding obligations of the Company and entitled to the security afforded by the Mortgage, except as the same may be limited by the laws of the State of New Jersey or of the Commonwealth of Pennsylvania, or both, affecting the remedies for the enforcement of the security provided for therein, and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         The steps to be taken which are referred to in the next preceding paragraph are:

         (1) Appropriate definitive section by the Board of Directors of the Company or an authorized committee thereof with respect to the proposed transactions set forth in the Registration Statement;

         (2) Appropriate action by and before the Board of Public Utilities of the State of New Jersey with respect to the Debt Securities then proposed to be issued and sold;

         (3) Execution and delivery and the recordation of such Supplemental Indenture(s) as are required by the Mortgage in all offices of record in the State of New Jersey and the Commonwealth of Pennsylvania in which the Mortgage has been recorded;

         (4)  Execution and delivery of the Indenture;

         (5) Compliance with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939; and

         (6) Issuance and sale of the Debt Securities in accordance with the Mortgage and/or Indenture and with the corporate and governmental authorizations aforesaid.

         I am further of the opinion that, except as noted above, no consent of any governmental authority is necessary for the execution and delivery of any indenture or supplemental indenture(s) or for the issuance and sale of the Debt Securities.

         The statements made in the Prospectus which is part of said Registration Statement in the paragraph "Security" under the caption "Description of New Bonds" with respect to the lien of the Mortgage securing the Debt Securities have been reviewed by me. In my opinion said statements fairly describe the substantial effect of titles to property and lien of the Mortgage, insofar as such matters are governed by the laws of the State of New Jersey or of the Commonwealth of Pennsylvania, and do not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         In rendering the opinion set forth above, I have, to the extent I deemed necessary, consulted with Pennsylvania counsel as to matters of conformity to the laws of the Commonwealth of Pennsylvania and have relied upon opinions of such counsel as to such matters.

         I hereby consent to the statements with regard to me appearing in said Registration Statement under the caption "Experts," to the reference to me appearing in said Registration Statement under the caption "Legal Opinions" and in the opinion of Simpson Thacher & Bartlett filed as Exhibit 5b therewith.

                                 Very truly yours,



                                 By: /s/  James E. Franklin II
                                          James E. Franklin II